UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 30, 2007

MAC FILMWORKS, INC.
-------------
(Exact name of registrant as specified in its charter)

DELAWARE
---------
(State or other jurisdiction of incorporation)

333-70526	74-2820999
---------	----------
(Commission File Number)	(I.R.S. Employer Identification No.)

6901 W. 70th St., Suite 28
Shreveport, Louisiana 71129
-------------------------------------------------------------------
(Address of principal executive offices, including zip code)

(318) 687-8785
--------------
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 8.01.  OTHER EVENTS

On October 12, 2007, the Company filed a definitive information statement on Schedule 14C with the Securities and Exchange Commission. As set forth in the information statement, certain transactions, including: (i) the sale of substantially all of the assets of the Company to Jim McCullough, the Company’s chief executive officer in exchange for McCullough forgiving approximately $429,000 in debt owed to him by the Company; (ii) the sale and issuance of 3,846,154 shares of the Company’s Common Stock to a third party investor at a purchase price of $0.026 per share; and (iii) the acceptance of resignation of Jim McCullough and Richard Mann as members of the Company’s board of directors and the election of Dwayne Deslatte to serve as the Company’s sole director, were deemed effective as of October 30, 2007. In addition, on October 30, 2007, the Company accepted the resignation of Jim McCullough as its president and appointed Dwayne Deslatte to serve as the Company’s president until his successor it duly elected, appointed and duly qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC FILMWORKS, INC.

By: Dwayne Deslatte
Title: President

DATE: November 5, 2007